EXHIBIT 32

                                  CERTIFICATION

We, Matthew Crouch, Chief Executive Officer, Jack Brehm, Chief Financial Officer
(principal accounting officer) through October 18, 2004 and John R. Dempsey,
Jr., Chief Financial Officer (principal accounting officer) subsequent to
October 18, 2004 of CDMI Productions, Inc. (the "Company"), certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

1.   The annual report on Form 10-KSB of the Company for the annual period ended
     October 31, 2003 (the "Report") fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.   The information contained in the Report presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 17, 2005
                                  Name: /s/ Matthew Crouch

                                  Title: Chief Executive Officer

                                  Name: /s/ Jack Brehm

                                  Title: Chief Financial Officer (principal
                                         accounting officer) through October 18,
                                         2004

                                  Name: /s/ John R. Dempsey, Jr.
                                  Title: Chief Financial Officer (principal
                                         accounting officer) subsequent to
                                         October 18, 2004